EXHIBIT 10.2
FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
WIRELESS RONIN TECHNOLOGIES, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
PURSUANT TO AMENDED AND RESTATED
2006 EQUITY INCENTIVE PLAN

No. of shares subject to option:	Option No. EIP —
Date of grant:
Wireless Ronin Technologies, Inc., a Minnesota corporation (the “Company”), hereby grants to Stephen F. Birke (the “Optionee”), an option (the “Option”) to purchase an aggregate of                     (                    ) shares of Stock (the “Shares”), at the price set forth below, and in all respects subject to the terms, definitions and provisions of the Wireless Ronin Technologies, Inc. 2006 Amended and Restated Equity Incentive Plan (the “Plan”) adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms used herein shall have the meanings assigned to them in the Plan.
1.	Nature of the Option. This Option is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

2.	Exercise Price. The exercise price for each share of Stock is $___.

3.	Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 6 of the Plan as follows:
          (a) Expiration Date. The Option shall expire on the fifth anniversary of the date of grant (the “Expiration Date”). In no event may this Option be exercised after the Expiration Date.
          (b) Exercise of Option. Subject to the Plan and the other terms of this Agreement regarding the exercisability of this Option, if Optionee is in Service on each of the following dates, this Option shall be exercisable cumulatively as follows: 25% of the Shares on the date of grant; 25% of the Shares on the first anniversary of the date of grant; 25% of the Shares on the second anniversary; and 25% of the Shares on third anniversary of the date of grant. For purposes of this Agreement, “Service” shall mean service with the Company as a director.
          (c) Limitations on Exercisability. In the event of Optionee’s death or termination of Service, the exercisability of the Option is governed by Sections 8 and 9 below, subject to the limitations contained in subsections 3(d), (e) and (f).

          (d) Written Notice of Exercise. Any exercise shall be accompanied by a written notice to the Company specifying the number of shares of Stock as to which the Option is being exercised. Notation of any partial exercise shall be made by the Company on Schedule I hereto. This Option may not be exercised for a fraction of a Share, and must be exercised for no fewer than one hundred (100) shares of Stock, or such lesser number of shares as may be vested.
          (e) Payment of Purchase Price. The purchase price of the Shares as to which the Option may be exercised shall be paid in full at the time of exercise in one of the forms of payment set forth in Section 6.
          (f) Compliance with Laws and Regulations. No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

4.	Change in Control. Upon the occurrence of a “Change in Control” (as defined in Section 2(h) of the Plan), this Option shall become fully vested and exercisable unless this Option is assumed by the surviving corporation or its parent substitutes options with substantially the same economic terms as this Option. The Board or, where applicable, the Committee shall also have the right to cancel the unexercised portion of this Option in the event of a Change in Control, provided that in exchange for such cancellation, the Optionee will receive a cash payment equal to the Change in Control consideration less the aggregate exercise price of this Option.

5.	Optionee’s Representations. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6.	Method of Payment. Payment of the exercise price shall be by (i) cash; (ii) check, bank draft or money order; (iii) if authorized by the Board or the Committee, by delivery of other shares of Common Stock (valued at the fair market value thereof on the date of exercise); or (iv) by delivery of a combination of cash and other shares of Common Stock. The Board or the Committee may, in order to prevent any possible violation of law, require the payment price to be paid in cash.

7.	Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board.

8.	Termination of Service (Except by Death). If the Optionee’s Service terminates for any reason other than death, then this option shall expire on the earliest of the following occasions:
(a)	The Expiration Date as defined in Section 3 above:

(b)	The date twelve months after the termination of the Optionee’s Service; or

(c)	The date of the termination of the Optionee’s Service for Cause.

9.	The Optionee may exercise all or part of this Option at any time before its expiration under the preceding sentence, but only to the extent that this Option had become exercisable before the Optionee’s Service terminated. When the Optionee’s Service terminates, this Option shall expire immediately with respect to the number of Shares for which this Option is not yet exercisable.

10.	Death of Optionee. In the event of the death of the Optionee occurring:
          (a) during the term of the Option, and provided that the Optionee dies while in Service, the Option may be exercised, at any time within twelve (12) months following the date of death or until the expiration of the Option, whichever date is earlier, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of death; or
          (b) within three (3) months after the termination of Service, the Option may be exercised, at any time within nine (9) months following the date of death or the expiration date of the Option, whichever date is earlier, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of termination of Service.

11.	Suspension or Termination of Option for Misconduct. If the Board or the Committee reasonably believes that the Optionee has committed an act of misconduct, it may suspend the Optionee’s right to exercise this Option pending a determination by the Board or the Committee. If the Board or Committee determines that the Optionee has committed an act of misconduct or has breached a duty to the Company, neither the Optionee nor the Optionee’s estate shall be entitled to exercise the Option. For purposes of this Section, an act of misconduct shall include embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company’s rules resulting in loss, damage or injury to the Company, or if the Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition with respect to the Company, or induces any party to breach a contract with the Company, neither the Optionee nor the Optionee’s estate shall be entitled to exercise any option whatsoever. In making such determination, the Board or the Committee shall act fairly and shall give the Optionee an opportunity to appear and present evidence on the Optionee’s behalf at a hearing before the Board or the Committee.

12.	Non-Transferability of Option. This Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order and may be exercised, during the lifetime of the Optionee, only by the Optionee.

13.	Adjustments Upon Changes in Capitalization. The number of shares of Common Stock covered by the Option and the per share exercise price of the Option shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, or options or rights to purchase shares of Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

14.	No Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock subject to this Option prior to the date of issuance to him of a certificate or certificates for such shares.

15.	No Right to Continued Service. The Option shall not confer upon the Optionee any right with respect to continued status as an employee or non-employee director of the Company, nor shall it interfere in any way with the right of the Board, the Company, or its shareholders to terminate his status as an employee or non-employee director of the Company at any time.

16.	Notices. Any notice hereunder to the Company shall be addressed to it at its principal executive offices; and any notice hereunder to the Optionee shall be addressed to him at the address set forth below; subject to the right of either party to designate at any time hereunder in writing some other address.

17.	Investment Representation. As a condition to the exercise of the Option, the Company may require the person exercising the Option to represent and warrant at the time of exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required by any relevant provisions of law. The shares of Common Stock issued pursuant to the Option may be issued with appropriate legends on the stock certificates representing the shares, and the Company may place stop transfer orders with respect to such shares.

18.	Plan Interpretation. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board and, where applicable, the Committee, upon questions arising under the Plan. In the event of any question or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall govern.

19.	Counterparts. This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

     20. IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by the Chief Financial Officer and the Optionee has executed this Agreement, both as of the day and year set forth below.

WIRELESS RONIN TECHNOLOGIES, INC.

By:

(Name) (Title)

Optionee (signature)

Name and address of Optionee:

SCHEDULE I – NOTATIONS AS TO PARTIAL EXERCISE

	Number of	Balance of	Authorized
Date of Exercise	Purchased Shares	Shares on Option	Signature	Notation Date